UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2024

Fusion Pharmaceuticals Inc.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39344	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Longwood Rd., S.
Hamilton, Ontario, Canada		L8P 0A6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (289) 799-0891

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 9, 2024, Fusion Pharmaceuticals Inc. (the “Company”) presented a poster at the American Association for Cancer Research Annual Meeting 2024 (the “Original AACR Poster”), which showed interim efficacy and safety data from the Phase 2 TATCIST open-label clinical trial evaluating FPI-2265, an actinium-225 based PSMA-I&T targeting radioconjugate (“RC”) for the treatment of metastatic castration-resistant prostate cancer. The Original AACR Poster noted that a ≥50% decline in prostate-specific antigen by 12 weeks after first treatment (“PSA50”) was achieved in 61% of lutetium-naïve participants and 42% of lutetium-treated participants. PSA50 was actually achieved in 54% of lutetium-naïve participants and 43% of lutetium-treated participants. All other data contained in the Original AACR Poster remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: April 12, 2024	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer